   As filed with the Securities and Exchange Commission on December 20, 2002
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             BARR LABORATORIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

  NEW YORK              TWO QUAKER ROAD, P.O. BOX 2900          22-1927534
(State or Other             POMONA, NY 10970-0519             (I.R.S. Employer
Jurisdiction of         (Address of Principal Executive      Identification No.)
Incorporation or          Offices Including Zip Code)
 Organization)

           BARR LABORATORIES, INC. 2002 STOCK AND INCENTIVE AWARD PLAN
                            (Full Title of the Plan)

                              FREDERICK J. KILLION
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             BARR LABORATORIES, INC.
                         TWO QUAKER ROAD, P.O. BOX 2900
                              POMONA, NY 10970-0519
                                 (845) 362-1100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 With a copy to:
                               JOHN F. OLSON, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                          1050 CONNECTICUT AVENUE, N.W.
                             WASHINGTON, D.C. 20036

                        CALCULATION OF REGISTRATION FEE

                                                     PROPOSED MAXIMUM          PROPOSED MAXIMUM
    TITLE OF SECURITIES        AMOUNT TO BE           OFFERING PRICE              AGGREGATE               AMOUNT OF
     TO BE REGISTERED           REGISTERED             PER SHARE(1)           OFFERING PRICE(1)        REGISTRATION FEE
  -----------------------       ----------             ------------           -----------------        ----------------
COMMON STOCK, $0.01 PAR
VALUE PER SHARE                 3,000,000 SHARES          $62.765                 $188,295,000            $17,323.14

(1) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) and 457 (c) under the Securities Act of 1933 on the basis of the average of the high and low prices of Barr Laboratories, Inc. common stock on the New York Stock Exchange on December 18, 2002, which was $62.765.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus (the "Prospectus") that meets the requirements of
Section 10(a) of the Securities Act of 1933 (the "Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

      (a) The Annual Report of Barr Laboratories, Inc. ("the Registrant") on Form 10-K for the fiscal year ended June 30, 2002, filed with the Commission on August 26, 2002.

      (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed with the Commission on November 14, 2002.

      (c) The Registrant's Current Reports on Form 8-K filed with the Commission on August 15, 2002 and September 23, 2002.

      (d) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on March 7, 1988, including any amendment or report filed to update such description.

      All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment indicating that the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Registrant files such reports or documents. Any statement contained in this Registration Statement or any report or document incorporated


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into this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded. The Registrant's file number with the Commission is 001-09860.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Sections 721 through 726 of the New York Business Corporation Law contain detailed provisions for indemnification of directors and officers of New York corporations against judgments, penalties, fines, settlements and reasonable expenses in connection with litigation. Such statutory provisions are not exclusive of any rights to indemnification granted under the Registrant's certificate of incorporation, bylaws, indemnification agreements or otherwise.

      Article Eight of the Registrant's certificate of incorporation and Article X of the Registrant's bylaws permit, but do not require, the Registrant to indemnify its directors and officers to the fullest extent permitted by law.

      The Registrant has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) it against certain costs which it might be required to pay by way of indemnification to its directors and officers under its certificate of incorporation or bylaws, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by the Registrant. In addition, the Registrant has purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which it, or the fiduciaries under its employee benefit plans (which may include its directors, officers and employees), might be required to pay as a result of a breach of fiduciary duty.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


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
ITEM 8. EXHIBITS.


     EXHIBIT NO.                                           DESCRIPTION
     -----------                                           -----------
         4.1     Barr Laboratories, Inc. 2002 Stock and Incentive Award Plan (Previously
                 filed with the Commission on September 24, 2002 as Appendix A to the Barr
                 Laboratories, Inc. Proxy Statement relating to the 2002 Annual Meeting of
                 Shareholders and incorporated herein by reference).

         5.1     Opinion of Gibson, Dunn & Crutcher LLP with respect to the legality of the
                 Common Stock being registered.

        23.1     Consent of Deloitte & Touche LLP, Independent Auditors.

        23.2     Consent of Ernst & Young LLP, Independent Auditors.

        23.3     Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

        24.1     Power of Attorney of certain officers and directors (included on the signature page of this Registration Statement).


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
ITEM 9. UNDERTAKINGS.

(1)   The undersigned Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new


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      registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pomona, New York, on this 20th day of December 2002.

                                    BARR LABORATORIES, INC.

                                    By:   /s/  William T. McKee
                                          -------------------------------------
                                          William T. McKee
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints William
T. McKee as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated.


       NAME AND SIGNATURE                        TITLE                                      DATE
       ------------------                        -----                                      ----
/s/Bruce L. Downey                    Chairman of the Board and Chief                December 20, 2002
---------------------------------     Executive Officer (Principal Executive
Bruce L. Downey                       Officer)


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

/s/William T. McKee                   Senior Vice President, Chief Financial         December 20, 2002
---------------------------------     Officer and Treasurer  (Principal
William T. McKee                      Financial Officer and Principal
                                      Accounting Officer)

/s/Carole S. Ben-Maimon               President, Chief Operating Officer,            December 20, 2002
---------------------------------     Barr Research and a Director
Carole S. Ben-Maimon

/s/Paul M. Bisaro                     President, Chief Operating Officer             December 20, 2002
---------------------------------     Barr Laboratories, Inc. and a Director
Paul M. Bisaro

/s/Harold N. Chefitz                  Director                                       December 20, 2002
---------------------------------
Harold N. Chefitz

/s/Richard R. Frankovic               Director                                       December 20, 2002
---------------------------------
Richard R. Frankovic

/s/James S. Gilmore, III              Director                                       December 20, 2002
---------------------------------
James S. Gilmore, III

/s/Jack M. Kay                        Director                                       December 20, 2002
---------------------------------
Jack M. Kay

/s/Peter R. Seaver                    Director                                       December 20, 2002
---------------------------------
Peter R. Seaver


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

/s/George P. Stephan                  Director                                       December 20, 2002
---------------------------------
George P. Stephan


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